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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated February 26, 1998, except for Note 17, as to which the date is November 12, 1998 (Global TeleSystems Group, Inc.), in
the Registration Statement (Form S-4 No. 333-    ) and related Prospectus of
Global TeleSystems Group, Inc. dated on or about December 8, 1998.


                                            Ernst & Young LLP

Vienna, Virginia
December 4, 1998